UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

United Development Funding III, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-127891 (1933 Act)	20-3269195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2006, United Development Funding III, L.P. (the “Partnership”) originated a loan to Centurion Acquisitions, L.P., a Texas limited partnership unaffiliated with the Partnership (the “Borrower”), in the principal amount of $5,272,250, pursuant to a Secured Promissory Note (the “Note”) and related loan documents executed among the Partnership, the Borrower and certain affiliates of the Borrower. The Partnership funded $900,000 towards its total funding commitment of $4,500,000 under the Note. The Note provides for a $600,000 interest reserve and the payment of fees and closing costs by Borrower, which amounts are funded under the Note. The outstanding principal amount of the Note bears interest at a base rate equal to 16.5% per annum, accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the Note are funded by the Partnership through monthly interest reserve advances, until the $600,000 interest reserve is exhausted. However, if the Borrower prepays the Note, the interest reserve is replenished in the amount of the prepayment, provided that the interest reserve shall not exceed $600,000. If the interest reserve is exhausted, payments equal to the amount of accrued interest on the outstanding principal balance of the Note are due monthly. The outstanding principal balance of the Note, together with all accrued, unpaid interest thereon and other unpaid amounts due under the Note, are due and payable on the maturity date, December 31, 2010.

The Borrower’s obligations under the Note are secured by a pledge of partnership interests in various partnerships owned by the Borrower and an affiliate of the Borrower and by a security interest against all of the assets of the Borrower and its general partner. The Note is guaranteed by the general partner of the Borrower.

In consideration for the Partnership’s commitment to provide the loan to the Borrower and to fund the $4,500,000 commitment under the Note, subject to its terms and conditions, the Borrower paid the Partnership a commitment fee in the amount of $153,000, which will be amortized into the Partnership’s income over the life of the loan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with Current Report on Form 8-K:

Exhibit No.	Description
10.1	Secured Promissory Note by Centurion Acquisitions, L.P.
10.2	Security Agreement by Centurion Acquisitions, L.P. and Pars Investment Inc.
10.3	Continuing Unconditional Guaranty by Pars Investment Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DEVELOPMENT FUNDING III, L.P.

Date: November 21, 2006	By:	/s/ Jeff W. Shirley
Jeff W. Shirley
President and Chief Executive Officer of UMTH Land Development, L.P. Its General Partner